AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into on the first day of November, 2006, by and between Burnett Oil Company, a general partnership whose address is 801 Cherry Street, Unit #9, Burnett Plaza, Suite 1500, Fort Worth, Texas 76102-6881 (hereinafter referred to as “Burnett”) and Standard Drilling, Inc., a Nevada corporation whose address is 1155 Dairy Ashford St., Suite 402, Houston, Texas 77079 (hereinafter referred to as “Standard”). Standard and Burnett are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, Burnett is the owner of the oil and gas leases described in Exhibit A (collectively the “Leases”); and

WHEREAS, the Parties desire to set forth the terms pursuant to which Standard can earn an interest in the Leases by making a cash payment and drilling and completing a well into the Barnett Shale;

NOW, THEREFORE, in consideration of the mutual benefits and obligations hereunder, the Parties agree as follows:

1. Definitions. The following terms shall have the designated meanings:

“Assigned Interests” means an undivided 60% of 8/8ths interest which yields a net revenue interest of 48% in and to the following assets:

(a)  the Leases (whose leasehold burdens cannot exceed 20%), including without limitation all overriding royalty interests and working interests therein;

(b) the oil and gas wells located upon the lands covered by the Leases or pooled or unitized therewith including the Earning Well (collectively, the “Wells”);

(c) all platforms, water source wells, injection wells, tubular goods, well equipment, lease equipment, production equipment, pipelines and all other personal property, fixtures and facilities appurtenant to or used in connection with the Leases or the Wells (collectively the “Facilities”);

(d) all oil, gas, distillate, condensate, casinghead gas or other liquid or vaporous hydrocarbons, or other minerals (collectively, the “Hydrocarbons”), produced from or attributable to the Leases from and after the Effective Time, and all Hydrocarbons produced prior to the Effective Time and in storage as of the date of the Assignment;

(e) all production sales contracts, transportation agreements, pooling agreements, unitization agreements, operating agreements, processing agreements, surface leases, office or building leases, easements, permits, licenses and rights-of-way, orders of governmental authorities, and all other contracts, agreements and instruments related to or utilized in connection with the Leases, Wells, Facilities, or the production, storage, treatment, transportation, sale or disposal of Hydrocarbons or other substances therefrom (the “Contracts”); and

(f) copies of all of Assignor’s files, records and data regarding the Leases, Wells and Facilities including without limitation, all abstracts of title, title opinions, title curative documents, title records, leases, assignments, contracts, correspondence, geologic, geophysical and seismic records, data and information, and production records, logs, core data, pressure data and decline curves, production curves accounting records and all related items (the “Files”).

“Assignment” means an assignment substantially in the form of Exhibit B.

“Burnett Group” shall mean, individually or in any combination, Burnett, its affiliates, and each of their respective directors, officers, members and employees.

“Defend” shall mean the obligation of the indemnitor at the indemnitees’ election (i) to defend the indemnitees at its sole expense or (ii) to reimburse the indemnitees for the indemnitees’ reasonable expenses incurred in defending themselves. Notwithstanding the indemnitee’s election of option (i) above, the indemnitee shall be entitled to participate in its defense at its sole cost.

“Drilling Operations” means any and all operations related to or arising out of drilling or completing the Earning Well or any replacement well therefore.

“Drilling Rig” means a drilling rig substantially meeting the specifications set forth in Exhibit C which is to be supplied by Standard and which is capable of reaching the total depth of the lateral in the Barnett Shale formation. If Standard is unable to supply such drilling rig but elects to go forward, as provided for in Section 2.2 below, with a third party drilling rig secured by either Standard or Burnett that is capable of reaching the total depth of the lateral in the Barnett Shale formation, then the term "Drilling Rig” shall mean such third party drilling rig.

“Earning Well” shall have the meaning given that term in Section 3.1.

“Effective Time” shall have the meaning given that term in the Assignment.

“Force Majeure” means acts of God, acts of government or any agency, subdivision or instrumentality thereof, acts of civil disorder, acts of industrial disorder, failures of facilities or vessels, shortages, any inability to obtain or acquire, at reasonable cost, necessary authorizations or equipment, and any other occurrence, condition, or situation not within the control of the Party and that could not have been prevented by the exercise of reasonable diligence.

“Losses” shall mean claims, demands, causes of action, losses, liabilities, indemnity obligations, costs, damages or expenses of any kind and character (including attorney’s fees and other legal expenses and punitive, exemplary and the multiplied portion of multiplied damages).

“JOA” means a joint operating agreement substantially in the form of Exhibit D governing the operation of the Leases.

“Standard Group” shall mean, individually or in any combination, Standard, its affiliates, and each of their respective directors, officers and employees.

“Well Costs” shall mean all costs associated with the Earning Well incurred up to the date when Standard has completed the on-lease tie-in point to a gathering pipeline that will transport gas from the Leases to a third party gathering or sales pipeline, including, but not limited to, costs of permitting, surveying, title opinions, roads, location, drilling, completion and equipping.

2. Cash Consideration.

2.1 Payment. Standard shall pay to Burnett the sum of $250,000 (the “Cash Consideration”) on or before November 1, 2006 in partial consideration for the Assigned Interests, subject to the terms hereof.

2.2 Mobilization and Forfeiture. Standard shall promptly notify Burnett when the Drilling Rig is in a condition to permit mobilization to location (the “Rig Completion Notice”). If Standard fails to provide such notice on or before November 30, 2006, it shall forfeit the Cash Consideration (subject to Section 2.3) and this Agreement shall terminate. If, prior to November 30, 2006, Standard learns that it will be unable to mobilize the Drilling Rig to location by such date, it will give Burnett immediate notice thereof and either party will be free to locate and secure another drilling rig in order to save the Leases prior to the end of their primary terms. In that event, if either Standard or Burnett locates and secures another drilling rig for the Earning Well, Standard must elect within forty eight (48) hours of receipt of an executed drilling rig contract to either go forward with the drilling of the Earning Well or, if it elects not to do so or fails to respond within the forty eight (48) hour notice period (which shall be deemed an election not to go forward), Standard shall forfeit the Cash Consideration (subject to Section 2.3 below) and this agreement shall terminate. If Standard pays the Well Costs associated with the Drilling Operations, Standard shall be deemed to have satisfied its obligation to drill and complete the Earning Well. Provided (i) Burnett has obtained all necessary consents and authorizations for Standard to drill the Earning Well and receive the Assignment, including those required under Section 3.1, (ii) the drillsite location for the Earning Well is completed as necessary to support the Drilling Operations by the Drilling Rig, and (iii) Burnett is not in breach of this Agreement, Burnett shall notify Standard, or the other agreed to drilling contractor, when it is ready for Standard to mobilize the Drilling Rig to location (the “Mobilization Notice”). If, following receipt of a Mobilization Notice in compliance with the foregoing, and if Standard has provided Burnett the Rig Completion Notice, Standard fails to commence actual drilling with the Drilling Rig on location within fourteen (14) days after the later to occur of the Rig Completion Notice or such Mobilization Notice (such 14 day period being referred to herein as the “Mobilization Period”), Standard shall forfeit the Cash Consideration (subject to Section 2.3) and this Agreement shall terminate. If Standard has given Burnett the Rig Completion Notice and Burnett fails to give Standard a Mobilization Notice in compliance with the foregoing or fails to obtain the consents, permits and authorizations in accordance with Section 3.1, in either case at least fourteen (14) days prior to Lease termination, or if this Agreement terminates prior to Burnett assigning the Assigned Interests to Standard, Burnett shall promptly reimburse Standard for all actual, out of pocket Well Costs.

2.3 Return of Cash Consideration. Burnett shall promptly return the Cash Consideration to Standard if Burnett breaches this Agreement, including without limitation failing to obtain all necessary consents, permits and authorizations in accordance with Section 3.1, failing to deliver the Assignment upon completion of the Earning Well in accordance with Section 8, or breaching at any time during this Agreement its warranty of title set forth in Section 5.3 and the Assignment.

3. Earning Well.

3.1 Consents and Authorizations. Burnett shall obtain, in form and substance satisfactory to Standard, acting reasonably, the consents and authorizations described below that are necessary to permit Standard to have the right to, at its sole cost through the on-lease tie-in point to a gathering pipeline that will transport the gas from the Leases to a third party gathering or sales pipeline, drill, complete, and equip one (1) well substantially at the location and in accordance with the drilling program and the specifications set forth in Exhibit E (the “Earning Well”), to receive the Assignment, and to further assign all or part of its interest to Calibre Energy, Inc. (“Calibre”), as follows:

(a) drilling permit or any other necessary permit, any consent to build the drillsite location, clear title for drilling purposes, proof of surface damage payment, proof of drilling water payment and proof of permission from Johnson County to access county roads; and

(b) all necessary consents to the Assignment (and further assignment to Calibre) including any consents by the lessors under the Leases.

3.2 Costs for the Earning Well. If any Well Costs are incurred with respect to any matter (including but not limited to facilities, equipment, improvements, roads, permits, surveys, or opinions) that is subsequently used in connection with any well or operation on the Leases other than the Earning Well, Burnett shall promptly reimburse Standard for its appropriate working interest percentage of the Well Costs attributable to such matter.

3.3 Drilling Well as Consideration/No Obligation. Nothing in this Agreement shall be construed as obligating Standard to drill or complete the Earning Well, or any well, it being acknowledged and agreed that drilling and completion of the Earning Well constitutes performance consideration from Standard (in addition to the Cash Consideration) for the Assigned Interests and Standard shall have no liability, and Burnett shall release and indemnify Standard from any such liability, for failing to drill and complete the Earning Well, or any well. If Standard elects to drill and complete the Earning Well, Standard shall consult with Burnett regarding the technical aspects of drilling and completing the Earning Well.

4. Standard’s Representations and Warranties. Standard hereby represents and warrants as follows:

4.1 Standard is a corporation duly organized and validly existing under the laws of Nevada. Standard is qualified to conduct business in each jurisdiction where necessary to perform this Agreement.

4.2 Standard has full power and authority to execute and perform this Agreement and the Assignment.

4.3 Standard has the financial assets and capability to meet its financial obligations under this agreement.

5. Burnett’s Representations and Warranties. Burnett hereby represents and warrants as follows:

5.1 Burnett is a general partnership duly organized and validly existing under the laws of Texas. Burnett is qualified to conduct business in each jurisdiction where necessary to perform this Agreement.

5.2 Burnett has full power and authority to execute and perform this Agreement and to execute and deliver the Assignment.

5.3 The Leases are in full force and effect, and neither Burnett nor any other person is in breach or default thereunder (or with the giving of notice or lapse of time or both, would be in breach or default). Burnett owns the Leases free and clear of any liens, mortgages, security interests, charges, pledges, restrictions, ownership rights of third persons, or other defects or encumbrances of any kind or character except for the terms and conditions of the Leases. Burnett is (i) entitled to receive not less than 80% of all Hydrocarbons produced, saved and marketed from the Leases or any Wells thereon or lands covered thereby, all without reduction, suspension or termination of such interest throughout the duration of the life of such Leases and Wells, and (ii) obligated to bear not more than 100% of the costs and expenses relating to the maintenance, development and operation of such Leases and any Wells, without increase throughout the duration of the life of such Leases or Wells.

6. Indemnification.

6.1 Standard’s Personnel. Standard shall release, Defend, indemnify, and hold harmless Burnett Group from and against any and all Losses arising out of the bodily injury or death, or property damage or loss, of any of Standard’s contractors (but in no event including Burnett), representatives, employees, agents or invitees (or the representatives, employees, agents or invitees of such contractors), arising out of, related to or in connection with Drilling Operations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY MEMBER OF BURNETT GROUP, OR A PREEXISTING CONDITION.

6.2 Burnett’s Personnel. Burnett shall release, Defend, indemnify, and hold harmless Standard Group from and against any and all Losses arising out of the bodily injury or death, or property damage or loss, of any of Burnett’s contractors (but in no event including Standard), representatives, employees, agents or invitees (or the representatives, employees, agents or invitees of such contractors), arising out of, related to or in connection with Drilling Operations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY MEMBER OF STANDARD GROUP, OR A PREEXISTING CONDITION.

6.3 Insurance Support/Limitation. The mutual indemnity obligations in Sections 6.1 and 6.2 above shall be supported by insurance provided by the Parties in equal amounts, of the types described in Exhibit F. Notwithstanding anything in this Agreement to the contrary, (i) in the event enforcement of Sections 6.1 and/or 6.2 above is governed by the Texas Anti-Indemnity Statute (Tex. Civ. Prac. & Rem. Code Ann. §§127.001-127.007 (1986 & Supp. 1996) as amended) or similar statute in another jurisdiction, and (ii) to the extent the indemnified losses under such Section 6.1 or 6.2, as applicable, result from the indemnitee’s negligence, then the obligations of the indemnitor under such Section 6.1 or 6.2, as applicable, shall be limited to the extent of insurance required pursuant to this Section 6.3 (or any such greater amount allowed by law).

6.4 Standard’s Property. Standard shall release, Defend, indemnify, and hold harmless Burnett Group from and against any and all Losses arising out of the damage or loss of (or patent or license infringement resulting from the use of) Standard Group’s property, including the Drilling Rig (collectively, “Standard’s Property”) arising out of, related to or in connection with Drilling Operations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY MEMBER OF BURNETT GROUP, OR A PREEXISTING CONDITION.

6.5 Burnett’s Property. Burnett shall release, Defend, indemnify, and hold harmless Standard Group from and against any and all Losses arising out of the damage or loss of (or patent or license infringement resulting from the use of) Burnett Group’s property arising out of, related to or in connection with Drilling Operations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CON-CUR-RENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY MEMBER OF STANDARD GROUP, OR A PREEXISTING CONDITION.

6.6 Indirect or Consequential Damages. The Parties waive and release all claims against the other Party for indirect or consequential damages arising out of this Agreement or Drilling Operations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF THE OTHER PARTY, OR A PREEXISTING CONDITION. As used herein, “indirect or consequential damages” shall include, but not be limited to, loss of revenue, profit or use of capital, production delays, loss of product, reservoir loss or damage, losses resulting from failure to meet other contractual commitments or deadlines and downtime of facilities.

6.7 No Limit. Except as otherwise provided herein, the foregoing indemnity obligations shall not be limited to the amount of insurance carried by the Parties.

6.8 Ownership Indemnity. Upon execution and delivery of the Assignment, but subject to Burnett’s indemnity obligation below and the JOA, Standard agrees to indemnify, release, Defend and hold harmless Burnett Group from and against any and all Losses caused by, arising from, attributable to, or alleged to be caused by, arising from or attributable to the ownership or operation of the Assigned Interests and arising from and after the Effective Time. Upon execution and delivery of the Assignment, Burnett agrees to indemnify, release, Defend and hold harmless Standard Group from and against any and all Losses caused by, arising from, attributable to, or alleged to be caused by, arising from or attributable to the ownership or operation of the Assigned Interests and arising prior to the Effective Time.

6.9 Indemnified Groups. The provisions of this Section 6 shall extend to and be enforceable by and for the benefit of the members of Burnett Group and Standard Group.

7. Insurance. During Drilling Operations, Standard shall carry insurance in the amounts and of the types set forth in Exhibit F.

8. Assignment. Promptly upon installation of the Christmas tree for the Earning Well, Burnett shall execute and deliver the Assignment to Standard (or its designee).

9. JOA and Subsequent Drilling.

9.1 JOA. Upon execution and delivery of the Assignment, the Parties shall cause to be executed and delivered the JOA and appoint Burnett as operator thereunder.

9.2      Subsequent Drilling Operations. Standard shall have the right to submit proposals for all future drilling operations with respect to the Leases. Provided that Standard’s proposal includes financial terms no less favorable than those offered by reputable third parties using comparable equipment and crews, and provided that Burnett is satisfied with the quality and efficiency of Standard’s equipment and crews, in its sole discretion, Burnett shall retain Standard to conduct such drilling operations.

10. Miscellaneous.

10.1  Confidentiality. The Parties agree that this Agreement and any financial or technical information furnished or disclosed to a Party hereunder shall not be disclosed or made available to any other Person without the prior written consent of the other Party; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial, administrative or regulatory process, (ii) to counsel for the Parties, (iii) to auditors or accountants of the Parties, (iv) in connection with any litigation to which the Party is a party, (v) to an affiliate of the Party, and (vi) to a bona fide potential purchaser from the Party. Notwithstanding the above restrictions, neither Party shall have any obligation for any disclosure of confidential information that is, or becomes, generally known to the public without breach of the terms of this Agreement. The confidentiality obligations in this section shall survive termination of this Agreement for one (1) year, whereupon they shall likewise terminate.

10.2 Relationship of Parties. The relationship of the Parties will be that of independent contractors and will not be that of lender-borrower, partners, joint venturers, principal and agent or employer and employee. Nothing herein shall be construed to create a partnership. Accordingly, the Parties each herein disclaim and waive any fiduciary duty that either of them may be argued to have to the other. Neither Party has any authority whatsoever to, and neither Party shall: (i) make any agreement, representation or warranty in the name of or on behalf of the other Party; (ii) bind the other Party in any matter; (iii) act as the agent or representative of the other Party; or (iv) assume, create or incur any obligation or liability of any nature whatsoever, in the name of or on behalf of the other Party whether by contract or otherwise. Nothing herein shall be construed to (A) limit the right of the Parties to independently pursue other business opportunities, whether of a similar or dissimilar nature to those involved in this agreement, or (B) create any right or option of either Party to participate in such independent business opportunities of the other Party.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas other than such laws that would apply the laws of another jurisdiction.

10.4 Force Majeure. The Parties shall be relieved of their respective obligations (other than their obligations to pay or repay the Cash Consideration and Burnett’s obligation under Section 3.1) under this Agreement to the extent that the performance thereof is prevented by Force Majeure. The Party claiming it is prevented from performing an obligation hereunder as a result of Force Majeure shall give notice thereof to the other Party as soon as practicable after the commencement thereof and shall exercise reasonable diligence to overcome such Force Majeure and resume performance; provided, however, that the settlement of any labor dispute to prevent or end any such Force Majeure shall be within the sole discretion of the claiming Party.

10.5 Interpretation. As used herein, “include” or “including” shall be deemed to mean including without limitation. Headers are inserted for convenience only and shall not be deemed to affect the meaning of this Agreement. This Agreement shall not be construed for or against any Party on the grounds that such Party was the drafter of this Agreement, it being acknowledged and agreed that this Agreement was mutually drafted by the Parties.

10.6 Entire Agreement. This Agreement and all Exhibits hereto embody the final, entire agreement between the Parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof.

10.7 Assignability. No Party shall assign, transfer or otherwise dispose of any of its rights or obligations hereunder, without the consent of the other Party; provided, however, that Standard may assign the right to acquire the Assigned Interest hereunder to any of its affiliates designated for such purpose.

10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all which shall constitute but one Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first indicated above.

BURNETT OIL COMPANY

By: Burnett Oil Co., Inc., its Managing General Partner

By:
Name:
Title:

STANDARD DRILLING, INC.
By:
Name:
Title:

EXHIBIT A
LEASES

EXHIBIT B
FORM OF ASSIGNMENT

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”), effective as of 7:00 a.m. local time on _______________, 2006 (the “Effective Time”), is made from Burnett Oil Company, a Texas general partnership, whose address is 801 Cherry Street, Unit #9, Burnett Plaza, Suite 1500, Fort Worth, Texas 76102-6881 (hereinafter called “Assignor”) to [Standard Drilling, Inc. or its designee], a Nevada corporation, whose address is 1155 Dairy Ashford St., Suite 402, Houston, Texas 77079 (hereinafter called “Assignee”).

ARTICLE I
GRANTING AND HABENDUM CLAUSES

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby grant, bargain, sell, transfer, convey, set over, assign and deliver unto Assignee an undivided 60% of 8/8 interest in and to the following assets (collectively, such interests in such assets are referred to as the “Assigned Interests”):

(a)  the oil and gas leases described in Attachment A (collectively the “Leases”), including, without limitation, all overriding royalty interests and working interests therein;

(b) the oil and gas wells located upon the lands covered by the Leases or pooled or unitized therewith including the well described in Attachment A (collectively, the “Wells”);

(c) all platforms, water source wells, injection wells, tubular goods, well equipment, lease equipment, production equipment, pipelines and all other personal property, fixtures and facilities appurtenant to or used in connection with the Leases or the Wells (collectively the “Facilities”);

(d) all oil, gas, distillate, condensate, casinghead gas or other liquid or vaporous hydrocarbons, or other minerals (collectively, the “Hydrocarbons”), produced from or attributable to the Leases from and after the Effective Time, and all Hydrocarbons produced prior to the Effective Time and in storage as of the date hereof;

(e) all production sales contracts, transportation agreements, pooling agreements, unitization agreements, operating agreements, processing agreements, surface leases, office or building leases, easements, permits, licenses and rights-of-way, orders of governmental authorities, and all other contracts, agreements and instruments related to or utilized in connection with the Leases, Wells, Facilities, or the production, storage, treatment, transportation, sale or disposal of Hydrocarbons or other substances therefrom (the “Contracts”); and

(f) copies of all of Assignor’s files, records and data regarding the Leases, Wells and Facilities including without limitation, all abstracts of title, title opinions, title curative documents, title records, leases, assignments, contracts, correspondence, geologic, geophysical and seismic records, data and information, and production records, logs, core data, pressure data and decline curves, production curves accounting records and all related items (the “Files”);

TO HAVE AND TO HOLD the Assigned Interests unto Assignee and its successors and assigns, forever.

ARTICLE II
WARRANTY

2.1 Warranty. Assignor hereby binds itself, its successors and assigns, subject to the terms of the Leases, to warrant and forever defend all and singular the Assigned Interests unto Assignee against every person whosoever lawfully claiming or to claim the same by, through or under Assignor but not otherwise. Assignor does further bind and obligate itself and its successors and assigns to warrant and forever defend unto Assignee, its successors and assigns, against all persons lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise, that, as a result of the conveyance of the Assigned Interests pursuant to this Assignment and pursuant to the foregoing warranty, Assignee is and will be (i) entitled to receive not less than 48% (being 60% of 80% of 8/8) of all Hydrocarbons produced, saved and marketed from the Leases or any wells thereon or lands covered thereby, all without reduction, suspension or termination of such interest throughout the duration of the life of such Leases and Wells; and (ii) obligated to bear not more than 60% of the costs and expenses relating to the maintenance, development and operation of such Leases or Wells, without increase throughout the duration of the life of such Leases or Wells.

2.2 Subrogation. Assignor hereby transfers and assigns unto Assignee, its successors and assigns, all of its right, title and interest under and by virtue of all covenants and warranties pertaining to the Assigned Interests, express or implied (including, without limitation, title warranties and manufacturers,’ suppliers’ and contractors’ warranties), that have heretofore been made by any of Assignor’s predecessors in title, or by any third party manufacturers, suppliers and contractors. This Assignment is made with full substitution and subrogation in and to all of the covenants and warranties that Assignor has or may have against predecessors in title and with full subrogation of all rights accruing under the applicable statutes of limitations and all rights and actions of warranty against all former owners of the Assigned Interests.

2.3 Disclaimers. All tangible equipment and personal property included in the Assigned Interest is sold “AS IS, WHERE IS” AND ASSIGNOR MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESSED OR IMPLIED, AND WHETHER BY LAW, STATUTE OR OTHERWISE, AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, CONFORMITY OF MODELS OR SAMPLES OF MATERIALS, AND PHYSICAL CONDITION. Assignor and Assignee agree that to the extent required by applicable law to be operative, the disclaimers of certain warranties contained in this paragraph are conspicuous. Nothing in this Section 2.3 shall impair the warranty of title given by Assignor in Section 2.1 hereof.

ARTICLE III
MISCELLANEOUS

3.1 Further Assurances. Assignor covenants and agrees to execute and deliver to Assignee all such other and additional conveyances, instruments and other documents and to do all such other acts and things as may be necessary to more fully vest in Assignee record title to all of the Assigned Interests herein granted or intended to be granted, and to put Assignee in actual possession thereof.

3.2 Assumption. Assignee expressly assumes all of Assignor's obligations relating to the Assigned Interests but only insofar as same arise and are attributable to periods of time from and after the Effective Time.

3.3 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one conveyance.

3.4 Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Executed this ___ day of _________________, 2006, but effective for all purposes as of the Effective Time.

ASSIGNOR:

Burnett Oil Company

By: Burnett Oil Co., Inc., its Managing General Partner

By:
Name:
Title:

ASSIGNEE:
[Standard Drilling, Inc. or its designee]

By:
Name:
Title:

ACKNOWLEDGMENT

State of Texas      §

County of _________   §

This instrument was acknowledged before me on ________(date) by __________(name of officer), ________ (title of officer), on behalf of Burnett Oil Co., Inc., as Managing General Partner of Burnett Oil Company .

(SEAL)
(Signature of Officer)
(Title of Officer)

ACKNOWLEDGMENT

State of Texas  §

County of _________ §

This instrument was acknowledged before me on ________(date) by __________(name of officer), ____________(title of officer), of [Standard Drilling, Inc. or its designee], a ________________ corporation, on behalf of said corporation.

(SEAL)
(Signature of Officer)
(Title of Officer)

ATTACHMENT A TO ASSIGNMENT
LEASES/WELL

EXHIBIT C
DRILLING RIG

EXHIBIT D
FORM OF JOINT OPERATING AGREEMENT
[To be attached]

EXHIBIT E
DRILLING PROGRAM AND WELL SPECIFICATIONS

EXHIBIT F
INSURANCE